ROPER TECHNOLOGIES, INC.
2021 Incentive Plan
UNRESTRICTED STOCK AWARD AGREEMENT
Pursuant to this Unrestricted Stock Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the Roper Technologies, Inc. 2021 Incentive Plan (the “Plan”), Roper Technologies, Inc. (the “Company”) grants, pursuant to Article 10 of the Plan, an Award of Unrestricted Stock to the following identified Grantee in consideration of the Grantee’s service as a Non-Employee Director with the following specified terms:
Summary of Award Terms:
Name of Non-Employee Director: _____________ (the “Grantee”)
Date of Grant: _______________ (the “Grant Date”)
Number of Shares of Unrestricted Stock: ________________ (the “Shares”)
Vesting: The Shares are fully vested on the Grant Date.
Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.
1.Rights of a Stockholder. As of the Grant Date, the grantee shall have all of the rights of a stockholder of the Company with respect to the Shares (including voting rights and the right to receive dividends and other distributions). The Company may evidence the Grantee’s Shares by using a book entry account with the Company’s transfer agent.
2.No Right to Continued Service. This Award Agreement does not give the Grantee a right to continued service as a Non-Employee Director.
3.Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Committee shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Committee shall be final, binding, and conclusive on all parties.
4.Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Grantee or distributees of the Grantee’s estate and any successor to the Company.

5.Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
6.Acknowledgment of Receipt and Acceptance. By signing below (or acceptance by other means, including by electronic signature), the Grantee acknowledges receipt and acceptance of the Award, agrees to the terms of the Award, and indicates the Grantee’s intention to be bound by this Award Agreement and the terms of the Plan.
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